UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2018

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure

On November 13, 2018, General Electric Company (“GE”) and Baker Hughes, a GE company (“BHGE”) issued a joint press release announcing that they had entered into a series of long-term agreements that amend the commercial, technological and governance relationships between the two companies (the “Ongoing Framework”).  A copy of such joint press release is attached hereto as Exhibit 99.1 and is furnished herewith.

 Item 8.01.  Other Events

The Ongoing Framework is being implemented pursuant to the Master Agreement, dated as of November 13, 2018, among GE, BHGE and Baker Hughes, a GE company, LLC, an indirect subsidiary of BHGE (“BHGE LLC”) (the “Master Agreement”) and certain related agreements to further solidify the commercial and technological collaborations between GE and BHGE and to facilitate BHGE’s ability to transition from operating as a controlled company.  Pursuant to the Master Agreement, GE, BHGE and BHGE LLC, have agreed to a number of revisions to the arrangements put in place in connection with the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, Baker Hughes Incorporated, Bear Newco, Inc. and Bear MergerSub, Inc. (as amended, the “Transaction Agreement”), pursuant to which BHGE and BHGE LLC were created on July 3, 2017, including amending and restating the Stockholders Agreement, dated as of July 3, 2017, as amended by the Amendment to the Stockholders Agreement dated as of October 3, 2017 (the “Original Stockholders Agreement” and, as amended and restated, the “Amended and Restated Stockholders Agreement”).  The Amended and Restated Stockholders Agreement provides for, among other things:

Lock Up Period.  The lockup period, which prevented GE from disposing of any shares of BHGE common stock until July 3, 2019, expired on November 12, 2018.

Board and Committee Representation. GE’s right to designate a majority of directors for nomination to the BHGE board of directors will continue until the later of July 3, 2019 and the first date on which it and its affiliates cease to beneficially own more than 50% of the voting power of BHGE’s outstanding common stock.  If GE and its affiliates are no longer entitled to designate a majority of directors but own at least 20% of the voting power of BHGE’s outstanding common stock, GE will have the right to nominate one director for election to the BHGE board of directors and will no longer have any right to representation on any Committee of the BHGE board of directors.  If GE and its affiliates do not own at least 20% of the voting power of BHGE’s outstanding common stock, GE will not have the right to designate a director for nomination to the BHGE board of directors.  At any time when GE’s right to nominate directors is reduced, any director that has been designated by GE is required to deliver his or her resignation from the BHGE board of directors for consideration by the Conflicts Committee.  However, where GE and its affiliates continue to own at least 20% of the voting power of BHGE’s outstanding common stock, one of GE’s five designees, as determined by GE, shall not be required to tender his or her resignation.

  The Master Agreement also obligates BHGE and BHGE LLC to facilitate an underwritten registered secondary offering by GE or one or more of its affiliates of shares of Class A common stock of BHGE (the “Secondary Offering”).  In connection with the Master Agreement, GE, BHGE and BHGE LLC also entered into an Equity Repurchase Agreement, dated November 13, 2018 (the “Repurchase Agreement”), pursuant to which BHGE and BHGE LLC have agreed to repurchase from GE and its affiliates 65,000,000 shares of Class B common stock of BHGE together with an equal number of common units of BHGE LLC (“Paired Interests”), subject to completion of the Secondary Offering.  In the event that the underwriters of the Secondary Offering do not exercise in full their 30-day option to purchase additional shares of Class A common stock from GE or one or more of its affiliates in connection with the Secondary Offering, BHGE and BHGE LLC are also obligated under the Repurchase Agreement to repurchase from GE or any such affiliates an additional number of Paired Interests equal to the number of shares of Class A common stock not purchased by the underwriters.  The number of Paired Interests to be repurchased from GE and its affiliates under the Repurchase Agreement is subject to a maximum aggregate repurchase price of approximately $1.5 billion.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 13, 2018 issued by GE and BHGE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 13, 2018	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated November 13, 2018 issued by GE and BHGE